As filed with the Securities and Exchange Commission on May 28, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GARRETT MOTION INC.

(Exact name of Registrant as specified in its charter)

Delaware	82-4873189
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

La Pièce 16

Rolle, Switzerland 1180

(Address, including zip code, of Registrant’s principal executive offices)

Garrett Motion Inc. 2021 Long-Term Incentive Plan

(Full title of the plan)

Jerome P. Maironi

Senior Vice President, General Counsel and Corporate Secretary

La Pièce 16

Rolle, Switzerland 1180

+41 21 695 30 00

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Evan S. Simpson

Sullivan & Cromwell LLP

1 New Fetter Lane

London, England EC4A 1AN

+44 207 959-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	31,280,476 shares(2)	$6.50 (3)	$203,323,094.00	$22,182.55

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	Consists of shares of common stock issuable in respect of awards to be granted under the Garrett Motion Inc. 2021 Long-Term Incentive Plan.
(3)

Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Garrett Motion Inc.’s common stock reported by the Nasdaq Global Select Market as of May 21, 2021.

EXPLANATORY NOTE

Garrett Motion Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of 31,280,476 shares of its common stock, par value $0.001 per share, which is referred to as the Common Stock, that are reserved for issuance upon exercise of options granted, or in respect of awards granted, under the Garrett Motion Inc. 2021 Long-Term Incentive Plan (the “Long-Term Incentive Plan”). The issuance of Common Stock pursuant to the Long-Term Incentive Plan has been authorized by the United States Bankruptcy Court for the Southern District of New York, pursuant to its entry of an order confirming the Company’s Amended Joint Plan of Reorganization on April 26, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Long-Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated) and any other documents required to be delivered pursuant to Rule 428. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Garrett Motion Inc., La Pièce 16, Rolle, Switzerland 1180, Attention: Chief Legal Officer, Telephone number +41 21 695 30 00.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 16, 2021;

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on April 29, 2021;

3.

The Company’s Current Reports on Form 8-K filed with the Commission on April  30, 2021 (Film No. 21878694), May 3, 2021 (Film No.  21884101), May 28, 2021 (Film No.  21980368) and May 28, 2021 (Film No. 21981058) (with respect to each of the foregoing, excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

4.

The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on May 3, 2021, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K shall not be incorporated by reference.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and our Second Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) includes such an exculpation provision. Our Certificate of Incorporation include provisions that indemnify, to the fullest extent allowable under the Delaware General Corporation Law (the “DGCL”), the personal liability of directors or officers for monetary damages for actions taken as a director, officer or agent of us, or for serving at our request as a director, officer or agent at another corporation or enterprise, as the case may be. Our Second Amended and Restated Bylaws, as amended (our “Bylaws”) and Certificate of Incorporation also provide that we must indemnify and advance reasonable expenses to our directors, officers and employees, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our Bylaws expressly authorize us to carry directors’ and officers’ insurance to protect us, our directors, officers and employees for some liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons in control of the operations of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibits

4.1	Second Amended and Restated Certificate of Incorporation of Garrett Motion Inc., dated April 30, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 30, 2021).

4.2	Certificate of Designations of the Company’s Series A Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 30, 2021).

4.3	Certificate of Designations of the Company’s Series B Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on April 30, 2021).

4.4	Second Amended and Restated Bylaws of Garrett Motion Inc., dated April 30, 2021 (incorporated by reference to Exhibit 3.4 of the Company’s Current Report on Form 8-K filed on April 30, 2021).

4.5	Garrett Motion Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on May 28, 2021).

4.6	Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on May 28, 2021).

4.7	Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement 2021 Performance-Based (Stock Price) (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on May 28, 2021).

4.8	Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement 2021 Performance-Based (EBITDA) (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on May 28, 2021).

4.9	Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Non-Employee Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on May 28, 2021).

5.1*	Opinion of Sullivan & Cromwell LLP as to legality of the common stock.

23.1*	Consent of Deloitte SA, independent registered public accounting firm.

23.2*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Powers of Attorney (included on signature pages of this Part II).

*	Filed herewith.

Item 9. Undertakings

The Company hereby undertakes:

(a)(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Garrett Motion Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rolle, Switzerland, on May 28, 2021

GARRETT MOTION INC.

By:	/s/ Jerome P. Maironi
Name: Jerome P. Maironi
Title: Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Olivier Rabiller, Sean Deason, Russell James and Jerome Maironi, acting singly, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on May 28, 2021, by the following persons in the capacities indicated:

Signatures	Title
/s/ Olivier Rabiller	President, Chief Executive Officer and Director (Principal Executive Officer)
Olivier Rabiller

/s/ Sean Deason	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Sean Deason

/s/ Russell James	Vice President and Corporate Controller (Principal Accounting Officer)
Russell James

/s/ Darius Adamczyk	Director
Darius Adamczyk

/s/ John Petry	Director
John Petry

/s/ Steven Silver	Director
Steven Silver

/s/ Steven Tesoriere	Director
Steven Tesoriere

/s/ Julia Steyn	Director
Julia Steyn

/s/ Robert Shanks	Director
Robert Shanks

/s/ Daniel Ninivaggi	Director
Daniel Ninivaggi

/s/ D’aun Norman	Director
D’aun Norman